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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                  VAXCEL, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



          Delaware                                     58-2027283
------------------------------             ------------------------------------
 (State of incorporation or                (I.R.S. Employer Identification No.)
        organization)



                154 Technology Parkway, Norcross, Georgia  30092
                ------------------------------------------------
          (Address of principal executive offices, including zip code)


    If this Form relates to the                If this Form relates to the
    registration of a class of debt            registration of a class of debt
    securities and is effective                securities and is to become
    upon filing pursuant to General            effective simultaneously with
    Instruction A(c)(1) please                 the effectiveness of a
    check the following box:  [ ]              concurrent registration
                                               statement under the Securities
                                               Act of 1933 pursuant to General
                                               Instruction A(c)(2) please
                                               check the following box:  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


            Title to each class                Name of each exchange on which
            to be so registered                each class is to be registered
            -------------------                ------------------------------

                                      None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
                    ---------------------------------------
                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the heading "Description of Vaxcel Capital Stock" in the Registrant's Form S-4 Registration Statement No. 333-19125, as filed with the Securities and Exchange Commission on December 31, 1996, and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is deemed to be incorporated by reference into the Registration Statement.

ITEM 2.  EXHIBITS.

         3.1 Amended and Restated Certificate of Incorporation of Vaxcel, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form S-4 Registration Statement File No. 333-19125).

         3.2 Bylaws of Vaxcel, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form S-4 Registration Statement File No. 333-19125).


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           VAXCEL, INC.


                                           /s/  PAUL J. WILSON III
                                           -------------------------------------
                                           Paul J. Wilson III
                                           President and Chief Financial Officer


                                           Date: April 11, 1997